Exhibit 10.1

August 18, 2004

Jim Cartmill, President and CEO
Alpha Nutraceuticals, Inc.
1227 Third Avenue
Chula Vista, California 91911

Via Facsimile to (619) 475-9961 and Email to jim@jimcartmill.com

Cover Letter to Engagement Agreement and Exhibits

Dear Gentlemen:

Please pardon the formality of this attached engagement agreement (the "Agreement"), as it is only intended to set out the details of our relationship as required by the California Business and Professions Code. Beyond the law, as a matter of course, Business Consulting Group Unlimited, Inc. ("BCGU" or the "Firm") always expects the best efforts of its clients, and our clients should expect our best efforts. This Agreement is simply a way to memorialize exactly what we should expect from each other.

This agreement consists of 17 pages. This Agreement includes all of the below exhibits:

EXHIBIT LIST

Exhibit Letter	Exhibit Name	Integrated as a Part of the Agreement
A	Compensation	YES
B	BCGU Professional Services	YES
C	Document References	YES
D	Non-Disclosure Agreement	YES
E	Business Development Agreement	YES

If you have any questions with regard to any matter set forth in this Agreement, or if you have some different understanding of any portion of this Agreement, please contact the undersigned immediately so that we can discuss those items and determine if we will be able to reach an agreement by which we will represent you.

If the foregoing correctly sets forth our understanding and agreement, please date, initial the top of each page and sign the signature page and return the entire Agreement in the return envelope, indicating that it meets with your approval. A copy of this Agreement is enclosed for your file. We appreciate the confidence you have expressed by asking BCGU to represent you.

Sincerely,

BUSINESS CONSULTING GROUP UNLIMITED

__/s/ Mark L. Baum_________________ and/or ____/s/ James B. Panther, II___________
Mark L. Baum      James B. Panther, II
Managing Director                  Managing Director

A.  Introduction

One key purpose of this Agreement, including all attached exhibits, is to legally confirm the association of BCGU as counselor to Alpha Nutraceuticals, Inc. (the "Client" or the "Company" or "ANUI"). Client shall also refer to and include the Client's Board of Directors. "Party" shall refer individually to either BCGU or Client, and "Parties" may refer collectively to both BCGU and Client.

In connection with our efforts described herein (hereinafter cumulatively referred to as "Engagement Efforts"), all work performed by BCGU on an ongoing basis has been discussed with the Client and has been requested to be performed by the Client.

The Firm's legal services will not include, among other areas of law, any litigation of any kind, whether in court, in administrative hearings or before government agencies or arbitration tribunals, although we will assist in locating appropriate legal counsel and coordinate any litigation matters, at your request. This Agreement will set forth in writing, which will be signed by BCGU and the Client, our understanding and agreement regarding the scope of our representation.

This Agreement will not take affect, and we will have no obligation to provide services, until you return a signed copy of this Agreement and remit the retainer called for in Exhibit A of this Agreement.

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

B. General Provisions

1. Appointment. The Client hereby engages BCGU and BCGU agrees to render services to the Client upon the terms and conditions hereinafter set forth.

2. Term.  The term of this Consulting Agreement shall begin as of the date of this Agreement, and shall terminate 12 months thereafter, unless earlier terminated in accordance with the terms herein or extended as agreed to between the parties.

3. Services. During the term of this Agreement, BCGU shall represent Client as a business and legal consultant in accordance with the indicated professional practice areas selected in Exhibit C.

4. Duties of Client. The Client shall provide BCGU, on a regular and timely basis, with all approved data, documents and/or information, or anything else reasonably requested by BCGU that may be required and necessary in order for BCGU to adequately perform the services as contemplated under the terms of this Agreement.

5. Representation and Indemnification

a. General Representations. The Client shall be deemed to have made a continuing representation as to the accuracy of any and all facts, material information and data which it supplies to BCGU and further acknowledges its awareness that BCGU will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. In the absence of notice in writing from the Client, BCGU will rely on the continuing accuracy of material, information and data supplied by the Client. BCGU represents that it has knowledge of and is experienced in providing the aforementioned services.

b. Client. ANUI shall indemnify BCGU and it’s affiliates and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a shareholder, officer, employee or other agent of the Company or that, being or having been such a shareholder, officer, employee or agent, he or she is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

c. BCGU. BCGU agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, or liability, including reasonable attorneys’ fees, to the extent that such an action arises out of the gross negligence or willful misconduct of BCGU.

d. Notice. In claiming indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party’s written consent, which shall not be unreasonably withheld.

e. Affiliate. Affiliate shall mean shall mean any person directly or indirectly controlled by, controlling or under common control of any party to this Agreement.

6.  Compliance With Securities Laws and Form S-8 Issues

a. BCGU has offered to perform the services referred to in this Agreement for cash payment in accordance with BCGU's traditional fee structure. In this case, the Client is unable to tender a complete cash payment due to the Client's interest in preserving cash to operate its business. Client requested that the BCGU consider converting BCGU's fee into shares of the Client's stock as a substitute to cash. BCGU agreed to accept the Client's stock in accordance with the terms herein. BCGU's fee is divided amongst various specific services that BCGU has been engaged to render. Some stock that BCGU receives as Compensation may be restricted shares; and portions of the Compensation outlined herein may be common shares that are to be registered in one or more different forms of registration statements.

b. With respect to services that BCGU has been engaged to provide, specifically, traditional business, management, technical and operational consulting, and related public Client legal services (hereinafter these services shall collectively be referred to as "S-8 Eligible Services"), Client understands that any and all Compensation outlined in Exhibit A where Compensation is tendered to BCGU in the form of common shares of Client stock that are registered in a Form S-8 registration statement ("S8 Shares") under the Securities Act of 1933 shall be paid solely and exclusively as consideration for S-8 Eligible Services engaged in by BCGU on behalf of the Client as an independent contractor, and that receipt of:

(i)  any S8 Shares, if any, shall be paid to a representative of BCGU that is a natural person; and that

(ii)  any S8 Shares, if any, shall not be tendered to BCGU in order to compensate BCGU for any capital it has raised or has promised to raise for the Client; and that

(iii)  any S-8 Shares, if any, shall not be tendered to BCGU for: (a) promoting or marketing of any Client securities; and (b) raising money for the Client.

c. BCGU has not been engaged to provide Client with any type of stock promotion. BCGU is not in the business of stock promotion.

7. Additional Provisions

a. Termination

(i) This Agreement may be terminated for any reason by either Party upon written notice to the non-Terminating Party. In such cases, the Termination shall be effective immediately from the date such written notice is received by the non-Terminating Party. Termination notification may be delivered via facsimile to the fax number listed herein for the Client or for BCGU.

(ii) The Client may only be relieved of an Exhibit A Compensation obligation if the Termination notification is delivered in writing by or before the commencement of a respective Period. Once a Period commences, the Client shall be obligated to tender full payment for services rendered or to be rendered for that respective Period. Any termination subsequent to the commencement of a respective Period, regardless of fault or circumstances, shall not diminish BCGU's rights to the Compensation indicated in Exhibit A for that respective Period. Once Compensation, and any portion of the same, has been tendered to BCGU, it shall be deemed earned.

(iii) If the Client falls to meet any of its obligations under this Agreement, BCGU shall have the right to terminate this Agreement, and the Client shall take all steps necessary to free the BCGU of any obligation to perform further, including, without limitation, the execution of any documents necessary to complete BCGU's discharge or withdrawal. The rights of BCGU hereunder are in addition to those created by statute or recognized by Rules of Professional Conduct.

b. Modification.  This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

c. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

d. Waiver. Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

e. Assignment. Exhibit A and Exhibit F compensation under this Agreement shall be assignable to any third party at the sole discretion of the BCGU.

f. Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

g. Disagreements. Any dispute or other disagreement arising from or out of this Agreement shall first be submitted to non-binding arbitration under the rules of the American Arbitration Association. Arbitration shall occur only in the State of California, County of San Diego. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

h. Specific Performance. BCGU shall have the right to demand specific performance of the terms, and each of them, of this Agreement.

i. Execution of the Agreement. Client and the party executing this Agreement on behalf of the Client have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Client of this Agreement. This Agreement has been duly and validly executed and delivered by Client and constitutes the valid and binding obligations of Client, enforceable in accordance with the respective terms contained herein. Upon delivery of this Agreement to BCGU, this Agreement, and the other Exhibits referred to herein, will constitute the valid and binding obligations of Client and BCGU, and will be enforceable in accordance with their respective terms.

j. No Warranty. Nothing in this Agreement and nothing in BCGU's statements to Client will be construed as a promise or guarantee about the outcome of Client's matter, including registration of the securities. BCGU makes no such promises or guarantees. BCGU's comments about the outcome of Client's matter are expressions of opinion(s) only.

k. Costs. The Client agrees to pay BCGU, in addition to the Compensation designated in Exhibit A herein, all costs and expenses incurred in performing services in connection with the representation described in this Agreement. Such costs and expenses may include, without limitation, international long distance telephone calls, messenger and other deliveries, postage, charges for computer research and outside assisted legal research, expenses such as parking, airfare, meals and hotel accommodations, for photocopying and other reproduction charges, clerical staff overtime, word processing charges, charges for computer time, and other similar items. All such items will be charged to the Client at the BCGU's cost. The Client agrees to pay in advance all costs incurred in connection with the representation described herein, however, as a courtesy, BCGU from time to time will advance some of these minor costs and the Client will be billed for such advances. BCGU will attempt to obtain an estimate for any major expenses prior to incurring such an expense so that BCGU may clear such major expense with the Client. BCGU shall be obligated to confer with the Client in writing (electronic or letter) prior to expending more than USD $100.00 in any one cost.

In the event it becomes necessary for the Firm to institute legal action to recover any amount due pursuant to the terms of this Agreement, the prevailing party in such action will be entitled to reasonable attorney fees and costs incurred in such action and enforcement of any judgment.

8. Conflicts of Interest. The Parties to this Agreement acknowledge that there may be conflicts of interest in having BCGU and it's affiliates performing certain services for the Client. By and through this Agreement, Client has been advised that periodically certain conflicts of interest may arise, of which BCGU shall advise Client verbally or in writing, and that it is advisable to seek outside independent legal counsel to address any such issue which Client believes may call into question BCGU's advisory responsibilities as described herein.

8.5 Client Should Seek Outside Counsel Prior to Executing This Agreement. BCGU recommends that Client seek outside legal counsel prior to executing this Agreement. The same outside counsel should address any questions or concerns related to this Agreement and should represent the interests of the Client regarding the same. Any direct communication between Client and BCGU regarding Client's concerns related to this Agreement are in contravention of BCGU's recommendation to seek outside counsel.

9. Special Provisions for Legal Services

a. Binding Arbitration for Legal Services Disputes. The Parties hereto agree that any dispute under this Agreement for legal services rendered shall be submitted to binding arbitration by the San Diego County Bar Association pursuant to California Business and Professions Code Section 6200 et seq. or, should that organization decline to arbitrate the dispute, before the State Bar of California pursuant to California Business and Professions Code Section 6200. Subject to applicable Bar Association rules, the prevailing party in any such arbitration shall be awarded its reasonable costs and attorneys' fees incurred in connection with the dispute. For disputes for non-legal services, please see Section 7(g) of this Agreement.

b. Section 307 of the Sarbanes-Oxley Act of 2002. Section 307 of the Sarbanes Oxley Act of 2002 directs the Securities and Exchange Commission ("SEC" or the "Commission") to establish minimum standards of professional conduct for attorneys practicing before the SEC. This Agreement involves BCGU and it's affiliates engaging in efforts on behalf of the Client that involves "practicing before the SEC."

Section 307 DOES NOT mandate that an attorney reveal or disclose client confidence or secrets. However, the Section and the rules related thereto do provide that an attorney may, without the consent of the Client, reveal confidential information, to the extent reasonably necessary to (1) prevent the Client from committing a material violation likely to cause substantial financial injury to the Client and its shareholders; (2) to prevent the Client from committing an illegal act; and (3) to rectify the consequences of a material violation or illegal act in which BCGU's services have been used.

If BCGU discovers "evidence of a material violation" of a securities law, BCGU has an affirmative duty to report the violation or a potential violation to the CEO of the Client or its Chief Legal Officer ("CLO"). The term "evidence of a material violation" is defined as "credible evidence based upon which it would be unreasonable, under the circumstances, for a prudent and competent attorney not to conclude that it is reasonably likely that a material violation has occurred, is ongoing, or is about to occur."

BCGU will report such activities internally, and Client hereby agrees to conduct an internal investigation into such matters, and to take appropriate steps, including taking affirmative or negative corrective actions, in order to remedy the matter.

c. No Duty to Investigate or Supervise Consultants or Employees. BCGU has not been engaged to conduct any investigations, background checks or surveillance, of any kind, related to any consultant or employee that Client has engaged, hired, or a consultant that may be engaged or hired in the future. Specifically, with respect to Form S-8 compensation, BCGU has not been engaged to supervise any consultant or employee; nor has BCGU been asked to request work product from any Client consultant or employee.

10. Specific Power of Attorney. Client specifically grants BCGU the right to request and receive materials of any nature from a holder of those materials to the extent that the requested materials contain information related to the Client's shareholders. Client has knowledge that BCGU may use the requested materials in order to deliver to the Client's shareholders fact-based data regarding the Client. By executing this Agreement, Client approves of this specific power of attorney.

SIGNATURE PAGE

THE UNDERSIGNED HAS READ THE FOREGOING AGREEMENT, APPROVED IT, AND AGREES WITH ALL OF ITS TERMS AND CONDITIONS.

The signatures on Page One of this Agreement shall represent the offer of BCGU and the below signatures shall represent your acceptance of the same offer.

Dated: November 2, 2004   CLIENT
Alpha Nutraceuticals, Inc.

By:  __/s/ Jim Cartmill____________________________
  * Jim Cartmill

ANUI hereby appoints Jim Cartmill as Chief Legal Officer. (Please See Section 9(b) of this Agreement).

*Jim Cartmill currently serves as the CEO of ANUI.

______________________________________________________________________________________

Please initial each page and fax back the executed agreement to the fax number: 760-230-2305

EXHIBIT A:

"Compensation"

This Exhibit A shall be incorporated by reference into the attached
Engagement Agreement ("Agreement")
executed on the 2nd day of November, 2004,
by and between BCGU and ANUI.

______________________________________________________________________________________

All Compensation is subject to Section 7(a) of the Agreement.
______________________________________________________________________________________

Exhibit A Compensation shall be:

[ ] Time based

[ X ] Event/Performance Based

[ ] Both Time and Event/Performance Based as indicated below
_____________________________________________________________________________________

Retainer. Within 5 days of the execution of the Agreement, Alpha Nutraceuticals shall tender via check or wire transfer, the sum of USD $30,000. BCGU acknowledges receipt of these funds.

Period One Compensation. Within 10 days of the execution of this Agreement, BCGU or its assignee shall be issued a warrant ("Warrant") to purchase 7.5% of the then issued and outstanding common shares for USD $.001 per share. This Warrant shall have anti-dilution rights such that the number of shares issuable under the Warrant shall not be diminished should there be a recapitalization, reverse split or other change in the common stock capital of the Client within 6 months of the date of the issuance of the Warrant.

Period Two Compensation. Within 10 days of the Client being a fully reporting company under the securities laws of the United States, BCGU or its assignee, shall be issued a warrant ("Warrant Two") to purchase 2.5% of the then issued and outstanding common shares of the Client for USD $.001 per share.

Period Three Compensation. Within 30 days of the Client being listed to trade on the over-the-counter bulletin board trading system, BCGU shall be issued a warrant ("Warrant Three") to purchase 2.5% of the then issued and outstanding common shares of the Client for USD $.001 per share.
______________________________________________________________________________________

EXHIBIT B:

"BCGU Professional Services"

This Exhibit B shall be incorporated by reference into the attached
Engagement Agreement ("Agreement")
executed on the 2nd day of November, 2004,
by and between BCGU and ANUI.

[ X ] Legal Services

[ X ] General corporate advisory and transactional legal work

Specific Tasks: including Business Plan, PPM, restructuring

[ X ] SEC Reporting

Specific Tasks: SEC reporting work, OTCBB listing

[ X ] EDGAR Services

[ X ] AudioStocks.com♦

[ X ] Shareholder Management Software

[ X ] Merger & Acquisition Advisory Services ("M&A"), Consulting and Merchant  Banking§

EXHIBIT C:

"Additional Document References"

This Exhibit C shall be incorporated by reference into the attached
Engagement Agreement ("Agreement")
executed on the 2nd day of November, 2004,
by and between BCGU and ANUI.

These additional documents shall be incorporated herein by reference:

•  August 12, 2004 Proposal to ANUIEXHIBIT D:

NON-DISCLOSURE and NON-CIRCUMVENTION (“NDA”)

This Exhibit D shall be incorporated by reference into the attached
Engagement Agreement ("Agreement")
executed on the 2nd day of November, 2004,
by and between BCGU and ANUI.

This NDA is made effective and executed as of the date above by and between Business Consulting Group Unlimited (hereinafter “BCGU”) and Alpha Nutraceuticals, Inc. and any and all entities it controls or has significant business relationships with (hereinafter collectively referred to as “Client”) in an effort to (1) assure the protection and preservation of the confidential and/or proprietary nature of information disclosed or made available, or to be disclosed or made available, to each other in connection with certain discussions and/or negotiations with respect to the subject or subjects summarized and so stated below; and (2) to prevent circumvention by Client against BCGU related to a “Protected Party” (as defined below) which shall be disclosed to Client by BCGU subsequent to the execution of the Agreement.

Whereas the parties desire to assure the confidential status of the information which may be disclosed to each other;

Now, therefore, in reliance upon and in consideration of the following undertakings, the parties agree as follows:

A.
Subject to the limitations set forth in Paragraph 2 of this NDA, all information disclosed to the other party shall be deemed "proprietary information." In particular, proprietary information shall be deemed to include any information, including but not limited to a marketing technique, publicity technique, public relations technique, process, algorithm, program, design, drawing, mask work, formula, or test data research, work in progress, future development, engineering, manufacturing, marketing, servicing, financing, or personal matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors, or business, whether in whole or in part, oral, written, graphic, or in an electronic form.

B.
The term "proprietary information" shall not be deemed to include any information which (i) is now, or hereafter becomes, through no act or failure to act on the part of receiving party, generally known or available information; (ii) is known by the receiving party at the time of receiving such information as evidenced by its records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on non-disclosure; (iv) is independently developed by the receiving party without reference to the information disclosed hereunder; or (v) is the subject of a written permission to disclose provided by the disclosing party.

Not withstanding any other provision of this NDA, disclosure of proprietary information shall not be precluded if such disclosure:

1. Is in response to a valid order of a Court or other governmental body of  the United States of America, or any other political subdivision thereof;
2. Is otherwise required by law; or
3. Is otherwise necessary to establish rights or enforce obligations under  this agreement, but only to the extent that any such disclosure is  necessary.

In the event that the receiving party is requested in any proceedings before a court or any governmental body to disclose proprietary information, it shall give disclosing party prompt notice of such request so that the disclosing party may seek an appropriate protective order. If in the absence of a protective order, the receiving party is nonetheless compelled to disclose proprietary information, the receiving party may disclose such information without liability hereunder; provided however, that such party gives the disclosing party advanced written notice of the information to be disclosed and upon the request and at the expense of the disclosing party, uses its best efforts to obtain assurances that confidential treatment will be accorded to such information.

C.
Each party shall maintain trust and confidence and not disclose to any third party or use for any unauthorized purpose any proprietary information received from the other party. Each party may use such proprietary information in the extent required to accomplish the purpose of the discussions with respect to the subject. Proprietary information shall not be used for any purpose or in any manner that would constitute a violation of a valid law or regulation, including without limitation, export control law of the United States of America or Canada. No other rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this NDA.

D.	Proprietary information supplied shall not be reproduced in any form except as required to accomplish the intent of this NDA.

E.
The responsibilities of the parties are limited to using their best efforts to protect the proprietary information received with the same degree of care used to protect their own proprietary information from unauthorized use or disclosure. Both parties shall advise their employees or agents who might have access to such proprietary information of the confidential nature of said proprietary information and that by receiving such information, they are agreeing to be bound by this NDA. No proprietary information shall be disclosed to any officer, employee, or agent of either party who does not have a need for such information for the purpose of the discussions which are the subject of this NDA.

F.
All proprietary information (including all copies thereof) shall remain the property of the disclosing party and shall be returned to the disclosing party after the party's need for such information has expired, or upon request by the disclosing party, and in any event, upon completion or termination of this NDA. The receiving party further agrees to destroy all notes and copies thereof made by its officers and employees containing or based on any proprietary information and to cause all agents and representatives to whom or which proprietary information has been disclosed to destroy all notes and copies in their possession that contain proprietary information.

G.
This NDA shall survive any termination of the discussions which are the subject of this Agreement, and shall continue in full force and effect until such time as parties mutually agree to terminate it.

H.
This NDA shall be governed by the laws of the United States of America, and as those laws that are applied to contracts entered into and to be performed in all states. Should any revision or part of this NDA be determined to be void, invalid, or otherwise unenforceable by any Court or tribunal of competent jurisdiction, such determination shall not effect the remaining provisions of this NDA which shall remain in full force and effect.

I.
This NDA contains the full and final, complete and exclusive terms of the parties relating to the subject from which this NDA was created. This NDA shall supercede any prior Agreement, whether oral or written. This NDA may not be changed and or otherwise modified or amended except with a subsequent written instrument executed by both/all parties.

J.
Each Party acknowledges and agrees that in the event of any breach by either party, including without limitations, the actual or threatened disclosure of a disclosing party's proprietary information without the prior express written consent of said party, the disclosing party will suffer irreparable damage and injury such that no remedy at law will afford adequate protection against or appropriate compensation for such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of a receiving party's obligations under this Agreement. As well, further injunctive relief may be sought, and granted by a Court of competent jurisdiction.

K.
Non-Circumvention. Client acknowledges that disclosure of information or circumvention in contravention of this Agreement could cause irreparable injury to the non-disclosing party for which there would not be an adequate remedy at law. Accordingly, in addition to any other remedies, Recipient shall have the right to injunctive relief. During the NDA, and for a period of no less than two years after its termination, if the Client engages in any financial or other business transaction with any BCGU Protected Party, then the Client shall pay BCGU, immediately at the closing of that transaction, compensation (in cash and/or equity, at the discretion of BCGU) equal to the amount of financial benefit gained by Client. The term “BCGU Protected Party” shall mean any person or entity that either BCGU introduced to the Client in connection with the Agreement, or a third party person or entity that has a business or other affiliation with any person or entity that BCGU introduced to the Client in connection with BCGU’s services under the Agreement.

L.  No Contact With Protected Party. Unless authorized by BCGU in writing, under no other circumstances, shall Client make any effort to contact a BCGU Protected Party. Any and all contact information regarding the proprietary information is being provided solely for evaluative purposes only. The evaluative nature of this information is meant solely to assist Client in deciding whether or not they wish to execute a compensatory  arrangement with BCGU with respect to a potential business dealing with the BCGU Protected Party.

EXHIBIT E:

"BUSINESS DEVELOPMENT AGREEMENT"

This Exhibit E shall be incorporated by reference into the attached
Engagement Agreement ("Agreement")
executed on the 2nd day of November, 2004,
by and between BCGU and ANUI.

THE DEFINITIONS AND TERMS CONTAINED BELOW ARE EXCLUSIVE TERMS FOR THIS BUSINESS DEVELOPMENT AGREEMENT

This BUSINESS DEVELOPMENT BDA ("BDA") is entered into on the date above, by and between Business Consulting Group Unlimited, Inc. (hereinafter referred to as "BCGU" or "Intermediary"), a Nevada Corporation and Alpha Nutraceuticals, Inc. (hereinafter referred to as "Client" or "ANUI").

A. Engagement. Client hereby engages Intermediary to assist in identifying,  developing, and when requested to do so by Client,  qualifying and/or advising  with respect to one or more prospective business opportunities (hereinafter  referred to as the "Engagement").

B. Purpose of the BDA. BCGU is engaged to (i) serve as a liaison and referral  source to bring business opportunities to ANUI and its Affiliates in a number of  fashions, including, without limitation, mergers and acquisitions, collateralized  debt obligations, partnering, licensing, co-branding and other business related  affiliations (the “Transactions”) (ii) serve as a non-exclusive finder for ANUI and its Affiliates with respect to related ventures and (iii) such other lawful purposes as  the undersigned shall determine.

C.
Appointment as Client's Finder. ANUI hereby authorizes the Company, on a non-exclusive basis, to identify investors, underwriters, joint ventures, lenders and/or guarantors (collectively “Investors”) interested in providing Financing to ANUI or its Affiliates or portfolio companies (the “ANUI Entities”) on terms acceptable to the ANUI Entities and the Investors.  It is agreed that the Company shall have no continuing role or part in negotiations or relationship between any Investors when the Company identifies to the ANUI Entities; and that the Company is not now, nor shall it ever be, an agent of the ANUI Entities with respect to the provision of Financing. It is further understood that the Company is acting as a finder only, is not a licensed securities or real estate broker or dealer, and shall have no authority to enter into any Financing commitments on behalf of ANUI, its affiliates or portfolio companies, or to negotiate the terms of any potential Financing or to hold any funds or securities in connection with any potential Financing or to perform any act which would require the Company to become licensed as a securities or real estate broker or dealer.

D. Acceptance of Opportunities. Client shall have the sole and absolute right to  make, accept or reject any offer or opportunity arising from this BDA.

E.
Terms of Client Submission to Success Fees. Client guaranties Intermediary that if a Transaction is effected between Client and an Intermediary Protected Party ("IPP" or a "Seller"), then Client will pay Intermediary a success fee ("Success Fee") in accordance with the Schedule of Success Fees set forth below. The term IPP shall mean any person or entity that either Intermediary introduced directly or indirectly (as in the case of a person or entity that was introduced to the Client by a party (person or entity) who is an IPP) to the Client in connection with this BDA Engagement. This shall also include all persons and entities whose business or financing needs was provided for, in whole or in part, by Intermediary within 60 months of the date of the execution of this BDA. All BCGU Protected Parties referred to in Exhibit D are IPPs.

1. Schedule of Success Fees

a. Any Business Combination Between Client and a Publicly Trading or Publicly Reporting Company

(1) 5% of the post-Transaction common shares ("Shares") of the post-merger company/entity;

b. Sales of Goods and/or Services

(1) In the case where BCGU or an IPP's effort results in the  sale of one or more of the Client's products or services, BCGU shall be paid a flat success fee of 5% of the gross value of the products or services delivered for as long as the Clients' products or services are delivered to that IPP or related party.

c. Non-Business Combination Transactions

(1) If there is a sale of an asset or business by the Client as a result of the Intermediary’s efforts and items a. or b. above (in this “Schedule of Success Fees”) are not applicable, Intermediary shall be paid 5% of the Total Value of the Transaction. For the purposes of this BDA, Total Value shall be considered the entire value, tangible and intangible, of all consideration received by Client, or an affiliate of Client, from a Transaction.

d. Financing

(1) 5% of any amount up to USD $1,000,000;
(2) 4% of amounts from $1,000,001 to $2,000,000;
(3) 3% of amounts from $2,000,001 to $3,000,000;
(4) 2% of any amount over $3,000,000.

F.
Invalidation of Success Fees. No Success Fee shall be payable under this BDA if within three (3) business days of identification to Client by Intermediary of a prospective purchaser or IPP introduced to Client by Intermediary, Client notifies Intermediary of, and upon request provides to Intermediary verifiable evidence of prior and on-going discussions concerning a possible Transaction(s) to/with said prospective purchaser or IPP by Client. Notification under this paragraph must be made in writing to the Intermediary, and may be tendered via facsimile transmission at (760) 230-2305.

G.
Method and Terms of Payment of Success Fees. Any Success Fee owed to Intermediary by Client shall be paid in full in cash or certified or bank check or stock (at the discretion of the Intermediary) at the closing of any Transactions ("Closing"), except where portions of the Total Value are to be determined after Closing, and then the portions of the Success Fee attributable to such subsequently determined portions of the Total Value shall be paid to Intermediary by Client in cash or certified or bank check or stock coincident with the payment of such subsequently determined portions of the Total Value. Any such portions of the Total Value determined after Closing shall be considered additive for the purposes of the Schedule of Success Fees to the portion of the Total Value determined at Closing. In the event the purchase price does not include enough cash payment to pay the Success Fees, Client shall have the option to pay the Success Fees in the form of the stock or other form of consideration Client receives in the Transaction.

H.
Disclosure of Success Fee in Transaction Documents. Client will include language describing Client's fee responsibility to Intermediary in the transaction documents for any Transactions. Upon request, Client will provide Intermediary with copies of all transaction documents and give Intermediary adequate advance notice of the time and place of Closing, which Intermediary shall have the right to attend.

I. Financing. Financing shall mean all amounts furnished to or for the use of any iii Entity with Investors directed or introduced by, or through the efforts of, the Company after the date of this Agreement, whether by investment in equity or debt securities of any ANUI Entity, loans, loan commitments, guarantees of indebtedness, leasing, sale and leaseback, joint ventures or licenses.

J.
Post-Transaction Stock Splits, Combinations and Dividends. If the Shares related to the Success Fee are, for a period of 12 months subsequent to the related Transaction, subdivided or combined into a greater or smaller number of shares of common stock, or if a dividend is paid on the common stock in shares of common stock, the number of Shares due and payable to BCGU shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of common stock outstanding immediately after such event bears to the total number of shares of common stock outstanding immediately prior to such event.

K.
Expiration of the BDA. The expiration of this BDA shall be 18 months after the date hereof or thirty days after written notice of termination from Client received by Intermediary at Intermediary's address below, whichever is later. However, Client's Success Fee obligations to Intermediary arising out of this BDA from a Transaction by Client to a business introduced to, or dealt with on behalf of, Client by Intermediary during the term hereof, shall survive for five (5) years after the expiration of this BDA.

L.	Assignment. This BDA shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

♦  Form S-8 registered shares may not be used to compensate BCGU or any of it's affiliates for these services. This is not an admission that these services are "promotional" in nature. Should this box be checked, with reference to the Exhibit A Compensation, the following has been paid to BCGU or a BCGU affiliate for AudioStocks.com services:

5,000 common shares of the Exhibit A Compensation

§  Any M&A and general business development consulting compensation shall be defined by the terms in Exhibit E exclusively.